Quarterly Investor Relations Presentation At and for the three and nine months ended June 30, 2016

About GWB 2 Company Snapshot Exchange / Ticker • NYSE: GWB Market Cap • 58.7 million shares outstanding / $2.03 billion Ownership • 100% publicly traded Total Assets • $11.45 billion ROA / ROTCE • 1.16% / 15.0% FYTD Efficiency Ratio • 50.0% FYTD; quarterly ratio elevated due to $12.2 million of one-time acquisition expenses FTEs • Approximately 1,600 Locations • 178 branches in nine states Business & Ag Expertise • 87% of loans in business and ag segments; 8 th largest farm lender bank in the U.S.(1) (1) As of March 31, 2016. Source: FDIC. NOTE: All financial data is as of or for the three months ended June 30, 2016 unless otherwise noted. Market Cap calculated based on July 15, 2016 closing price of $34.61. Branch count as of July 28, 2016. See appendix for non-GAAP reconciliation of ROTCE and efficiency ratio.

Footprint 3 • 178 banking branches across nine Midwestern and Western states(1) • Vibrant, diverse economies balanced across growing commercial hub cities and smaller rural communities • Opportunities for expansion into new markets within and adjacent to footprint Attractive Markets (1) Branch count as of July 28, 2016

• FYTD net charge-offs of 0.08% of average loans compared to 0.17% in comparable FY15 period • Deterioration of a small number of loan relationships led to an increase in nonaccrual loans during the quarter; each has been monitored and managed over a number of quarters Executing on Strategy Focused Business Banking Franchise with Agribusiness Expertise • Loan balances increased by $1.28 billion, or 17.5%, compared to September 30, 2015 • Includes $863.7 million of acquired loans; organic FYTD net growth of 5.7% • Lending growth continues to be focused in CRE, C&I and Ag portfolio segments • Deposit balances increased by $1.09 billion, or 14.8%, from September 30, 2015 • Includes $863.1 million of acquired deposits • The HF Financial Corp. acquisition added 23 new branches and a new presence in ND and MN Strong Profitability and Growth Driven by a Highly Efficient Operating Model • Fully diluted EPS of $0.46 for the quarter compared to $0.50 for 3QFY15; adjusted EPS excluding one-time acquisition expenses of $0.59 per share • Strong FYTD profitability metrics: 1.16% ROAA and 15.0% ROATCE(1) for FYTD • Efficiency ratio(1) of 58.8% for the quarter compared to 46.4% for 3QFY15, elevated because of one-time HF Financial Corp acquisition expenses Risk Management Driving Strong Credit Quality Strong Capital Generation and Attractive Dividend • All regulatory capital ratios remain above minimums to be considered “well capitalized” • Quarterly dividend of $0.14 per share announced July 28, 2016; payable August 24, 2016 to stockholders of record as of the close of business on August 12, 2016 (1) This is a non-GAAP measure. See appendix for reconciliation. 3

Experienced Management Team

Great Western Bancorp, Inc.

Executive Officers

Officer	Experience	Industry experience (yrs)	Great Western Bank experience (yrs) [1]
Ken Karels *President and CEO*	• Former COO and Regional President – Great Western • Former President and CEO – Marquette Bank	39	14
Pete Chapman *Executive VP & CFO*	• Responsible for financial / regulatory reporting, planning and strategy, project management, and treasury • Prior U.S. experience with E&Y	22	12
Steve Ulenberg *Executive VP & CRO*	• Responsible for risk framework across Great Western • Prior leadership roles in commercial and wholesale banking, risk management, and cross-organizational strategy – National Australia Bank	32	26
Doug Bass *Regional President*	• Regional President for Iowa / Kansas / Missouri, Arizona / Colorado, L&D / Marketing, Operations, and People & Culture • Prior positions with U.S. Bank and First American Bank Group	33	7
Bryan Kindopp *Regional President*	• Regional President for Nebraska and South Dakota • Prior role overseeing branch operations – northeastern South Dakota	25	15

Non-Executive Officers

Officer	Experience	Industry experience (yrs)	Great Western Bank experience (yrs) [1]
Donald Straka *General Counsel*	• Prior experience – attorney and executive in banking, securities and M&A	27	2
Cheryl Olson *Head of L&D and Marketing*	• Prior experience – VP & Regional Training Manager for Bank of the West and VP Learning and Development Officer for Community First Bankshares Inc	37	9
Andy Pederson *Head of People & Culture*	• Prior experience – Senior Human Resource Generalist for Citibank and Wells Fargo	16	7

(1) For Messers. Chapman and Ulenberg, includes experience at National Australia Bank, Ltd. and subsidiaries

5

NYSE: GWB

GreatWesternBank.com

HF Financial Corp. Acquisition Update

Great Western Bancorp, Inc.

Highlights

- GWB completed the acquisition of HF Financial Corp. and Home Federal Bank on May 16, 2016
- Added total assets of $1.1 billion including $863.7 million of loans
- Acquired deposits of $863.1 million
- Systems conversion completed over the weekend of June 10-12, 2016, with no significant issues arising
- Gained 23 branch locations and exciting new market presence in eastern North Dakota and Minnesota
    - 5 GWB and HFB branch locations have been identified for closure in August 2016 following regulatory notice period
- Integration of former Home Federal Bank customers and employees progressing favorably

Financial Targets

	At Deal Announcement	Current Update
Cost synergies	40% reduction to HF's core noninterest expense base; 70% achieved in FY16	Ahead of pace to achieve announced synergies
One-time acquisition expenses	~$25 million	~$13 million expensed through June 30, 2016; majority of costs have been incurred
EPS accretion	~6% accretive to FY17 EPS	No material changes to expectation
TBV / share dilution and earnback	~1% dilution and earnback of less than 3 years	TBV / share increased from $14.58 at March 31 to $15.15 at June 30
Capital ratios	~40-50 bps impact to Tier 1 and Total Capital Ratios	In line with expectations

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NYSE: GWB

GreatWesternBank.com

Acquisition History Acquired Security Bank ($0.1 billion) Acquired Sunstate Bank and three branches from HF Financial Corp. ($0.2 billion total) Acquired F&M Bank-Iowa and TierOne Bank ($3.0 billion total) Acquired North Central Bancshares Inc. ($0.4 billion) Asset CAGR ‘09 – ‘16: 12% Note: Total assets are as of September 30 of each fiscal year unless otherwise noted. Acquired assets are the total of the fair value of total assets acquired and the net cash and cash equivalents received, at the time of acquisition of each indicated year. 7 Acquired First Community Bank’s Colorado franchise and a branch from Wachovia ($0.6 billion total) $3.1 $3.4 $4.3 $5.2 $8.3 $8.2 $9.0 $9.1 $9.4 $9.8 $11.5 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 $11.0 $12.0 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 3Q '16 Pre-Acquisition Assets Acquired Assets Acquired HF Financial ($1.1 billion total)

Commercial non- real estate, 20.2% Ag real estate, 11.6% Ag operating, 12.7%Construction & development, 5.6% Owner-occupied CRE, 14.0% Non owner- occupied CRE, 17.9% Multifamily, 4.7% Residential real estate, 11.9% Consumer, 0.9% Other, 0.5% $923 $1,092 $1,396 $1,587 $1,681 $1,861 $2,102 $959 $971 $1,354 $1,482 $1,571 $1,611 $1,746 $2,544 $2,342 $2,364 $2,312 $2,541 $2,846 $3,657 $993 $777 $940 $906 $902 $922 $1,032 $192 $111 $143 $126 $124 $111 $125 $5,610 $5,293 $6,197 $6,414 $6,820 $7,351 $8,662 FY10 FY11 FY12 FY13 FY14 FY15 3QFY16 Agriculture C&I Commercial RE Residential RE Consumer and Other Loan Portfolio Composition 8 Loan Portfolio ($MM) At September 30 of each fiscal year unless otherwise noted (UPB). Portfolio Segmentation by Type Geographic Diversification Focused business and ag lending growth Iowa / Kansas / Missouri 29% South Dakota 29% Nebraska 17% Arizona / Colorado 20% Minnesota / North Dakota 2% Other 3%

$(1.6) $(0.3) $(5.6) $0.5 $1.0 $2.1 $(1.6) $0.2 $(3.3) $0.9 $(6.0) $(5.0) $(4.0) $(3.0) $(2.0) $(1.0) $- $1.0 $2.0 $3.0 2012 2013 2014 2015 FY16 YTD ASC 310-30 Non ASC 310-30 Additional Loan Information 9 Comprehensive Credit Coverage ($M) Incremental Impact from Acquired Loans ($MM)Highlights GWB Legacy - Loans at Amortized Cost GWB Legacy - Loans at Fair Value HF Financial Corp. Acquired Loans Other Acquired Loans Total ALLL 58,069$ -$ -$ 6,174$ 64,243$ Remaining Loan Discount -$ -$ 27,002$ 15,791$ 42,793$ Fair Value Adjustment (Credit) -$ 8,060$ -$ -$ 8,060$ Total ALLL/Discount/FV Adj. 58,069$ 8,060$ 27,002$ 21,965$ 115,095$ Total Loans 6,361,011$ 1,156,442$ 852,226$ 237,295$ 8,606,974$ ALLL / Total Loans 0.91% - - 2.60% 0.75% Discount / Total Loans - - 3.17% 6.65% 0.50% FV Adj. / Total Loans - 0.70% - - 0.09% Total Coverage / Total Loans (1) 0.91% 0.70% 3.17% 9.26% 1.34% (1) Non-GAAP measure that Management believes is useful to demonstrate that the FV adjustments related to credit and remaining loan discounts consider credit risk and should be considered as part of total coverage. • Loan portfolio is managed to Board-approved concentration limits • All categories are currently within limits with ample room for future growth • Income statement impact from acquired loans (including indemnification asset amortization) has not significantly inflated earnings and is not expected to in the future • Management remains very comfortable with credit coverage levels Includes ASC 310-20 accretion, ASC 310-30 accretion in excess of contractual interest and indem. asset amortization

Elevated Expenses Straining Profitability (1) Ag Economy 10 Highlights • Industry has strong balance sheets with debt/equity and debt/assets well below long-term average levels • Many producers have the ability to withstand lower profitability – cash flow versus solvency • Elevated expenses resulting from high land (purchase and cash rent) and energy costs are forecast to move downward, restoring more normalized profitability • USDA projects net farm income to bottom out in 2016 and then gradually return to a modest growth trajectory Industry Debt/Equity Ratio (1) Projected Farm Net Income (1) (1) Source: USDA Economic Research Service, historical actuals and projections through 2025 for the entire US agricultural sector.

Ag Lending 101 11 • Underwriting fundamentals are identical to comparable C&I and CRE businesses • Cash flow is the primary source of repayment • Collateral is the secondary source of repayment • Advance rates on lines and amount of term debt subject to LTV limits and collateral values based on “normalized” valuations • Liquid markets typically exist for ag-related collateral (e.g. harvested grain or grain inventory, cattle, farm equipment and land sale/lease) in foreclosure scenarios • Federally-subsidized crop insurance and FSA guarantees are two examples of risk mitigants unique to ag lending • A number of market and economic conditions can be leading indicators for individual borrowers and are monitored by GWB; none are broadly indicative for GWB’s ag portfolio as a whole: • Interest rates, economic growth and policy • Farm leverage ratios • Weather and drought conditions • Disease • Commodity prices – corn, soybeans, cattle, hogs, milk, cheese, etc. • Yields Highlights Grain vs Protein – A Natural “Hedge” Protein farmers tend to do better when grain prices (feed) are low and demand for protein outputs are high; global demand will influence herd populations and impact downstream economics. Grain farmers have come under some revenue pressure (commodity prices); depressed revenue will drive costs down and/or marginal producers out of business. Customers are generally well positioned to sustain lean years with low debt and strong crop conditions. Deal Structure Short Term Operating (Typically 1-2 Years) •Operational / working capital subject to borrowing base requirements •$881 million at Jun 30, 2016 Medium Term (Typically 3- 5 Years) •Machinery / equipment and livestock subject to LTV guidelines of 50-75% depending on asset class •$337 million at Jun 30, 2016 Real Estate Loans (Typically 5-15 Years with Amortization) •Valuation based on 3rd Party appraisals; 70% max LTV guideline •$871 million at Jun 30, 2016

Example Farm Income Statement

Great Western Bancorp, Inc.

Key Takeaways

- Wide range of outcomes across both revenue and expense categories – partnering with experienced producers with strong balance sheets is key
- Average revenue similar between renters and owners but renters' total cost per bushel was 21% higher, the difference between positive and negative net return
- The most profitable producers achieve better yields (i.e., more revenue) with lower input costs – prudent management, better cost control and more productive land
- Crop insurance is a very affordable risk management tool – small portion of total cost base
- USDA forecasts grain prices to stabilize while costs will decrease from 2014 levels, especially land rent, fuel and fertilizer – this should lead to better average profitability

Summary Farm Income Statement - Per Acre

	Corn on Cash Rent			Corn on Owned Land		
	Avg. of All Farms	**Low 20% Profitability**	**High 20% Profitability**	**Avg. of All Farms**	**Low 20% Profitability**	**High 20% Profitability**
Number of farms	95	19	19	70	14	14
Yield - bushels **(1)**	152.51	134.65	173.00	152.28	114.99	177.55
Sale price **(2)**	$ 3.40	$ 3.33	$ 3.47	$ 3.37	$ 3.31	$ 3.53
Revenue:						
Gross corn revenue **(1)*(2)**	$ 518.53	$ 448.38	$ 600.31	$ 513.18	$ 380.62	$ 626.75
Crop insurance	24.36	10.29	13.49	15.60	3.52	1.98
Other revenue	24.08	26.61	15.59	30.50	44.07	30.47
Total revenue	566.97	485.28	629.39	559.28	428.21	659.20
Direct expenses:						
Land rent	151.49	231.89	112.34	-	-	-
Fertilizer	116.67	104.23	104.43	99.74	98.53	73.63
Seed	92.03	87.48	79.52	84.47	84.03	77.49
Crop insurance	25.84	23.12	21.38	24.78	22.17	11.50
Chemicals	39.94	65.88	37.38	40.81	48.25	36.99
Fuel	24.35	29.69	22.21	24.06	29.30	19.97
Other direct expenses	56.08	74.14	45.53	58.26	86.80	31.21
Total direct expenses	506.40	616.43	422.79	332.12	369.08	250.79
Overhead expenses:						
Depreciation	43.14	60.38	32.56	54.16	65.74	36.25
Real estate taxes	0.62	1.62	0.37	30.85	31.31	46.81
Interest	2.97	2.76	2.23	35.35	65.74	36.25
Other overhead expenses	44.36	75.13	38.05	41.56	45.34	47.71
Total overhead expenses	91.09	139.89	73.21	161.92	208.13	167.02
Net return per acre	$ (30.52)	$ (271.04)	$ 133.39	$ 65.24	$ (149.00)	$ 241.39
Total cost per bushel	3.92	5.62	2.87	3.24	5.02	2.35

Source: FINBIN - University of Minnesota
Farms in Nebraska and South Dakota - 2014 Production Year

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NYSE: GWB

GreatWesternBank.com

$15M+ 10.3% $5M- $15M 34.4% $1M - $5M 30.9% $250K - $1M 15.8% <$250K 8.6% Ag Loan Portfolio 13 Highlights Ag Portfolio Composition by Industry (UPB) Ag Net Charge-offs / Average Loans (1) ($MM)Ag Portfolio Exposure Sizes (UPB) NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. • Portfolio balanced across subsegments • 10 largest Ag exposures represent 9.5% of total Ag and average $20.0 million • Approximately 3,500 customers with an average exposure size of $598,674 • Grain producer portfolio review completed in spring 2016 concluded that most producers have low LTVs and low leverage Grains, 36% Beef Cattle, 26% Dairy Farms, 18% Hogs, 6% Cotton, 2% Other Specialty, 12% Grains 36% Proteins 50% Other 14% 0.1% (0.0)% 0.3% 0.1% 0.0% 0.4% FY11 FY12 FY13 FY14 FY15 FYTD16 $0.87 ($0.11) $4.05 $2.37 $0.48 $1.87

Diverse C&I Exposure

Great Western Bancorp, Inc.

Highlights

- Diverse range of industry exposure across C&I lending portfolio, including healthcare, tourism & hospitality, freight & transport and agribusiness-related services
- No significant energy-related exposure, 1.2% of total loans
- 10 largest C&I exposures represent 21.2% of total C&I and average $37 million
- Approximately 4,400 customers with an average exposure of $389,309

C&I Portfolio Composition by Industry (UPB)



8.0%
4.8%
4.0%
3.8%
4.1%
0.4%
3.5%
4.8%
66.6%
Med / Surg Hospitals
Casino Hotels
Trucking
Retirement Communities
Residential Warehouse Lending
Lessors of Residential Buildings and Dwellings
Farm and Garden Equip Wholesalers
Nursing Care Facilities
Other

C&I Portfolio Exposure Sizes (UPB)



$1M - $5M 26.1%
$250K - $1M 12.7%
<$250K 9.2%
$5M- $15M 23.8%
$15M+ 28.2%

C&I Net Charge-offs / Average Loans (1) ($MM)



0.9%
0.5%
0.2%
0.3%
0.5%
0.3%
FY11
FY12
FY13
FY14
FY15
FYTD16

FY11	FY12	FY13	FY14	FY15	FYTD16
$8.33	5.92	$2.43	$3.94	$7.75	$1.32

NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes.
(1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period.

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NYSE: GWB

GreatWesternBank.com

$15M+ 14.0% $5M- $15M 36.1% $1M - $5M 35.0% $250K - $1M 11.5% <$250K 3.4% Construction and development $501.2 13.7% Owner-occupied CRE $1,207.7 32.9% Non-owner- occupied CRE $1,554.1 42.3% Multifamily $408.0 11.1% Focused CRE Lending 15 Highlights CRE Portfolio Composition by Type (UPB $MM) CRE Portfolio Exposure Sizes (UPB) CRE Net Charge-offs / Average Loans (1) ($MM) NOTE: All customer references are aggregated based on CIF and do not group CIFs with related ownership groups. Industry disclosures based on NAICS codes. (1) Net charge-offs / average loans represent charge-offs, net of recoveries, as a percent of average loans for each period. Average loans are calculated as the two point average of each period. • Focus on owner-occupied properties, commercial property investors, multi-family property investors and a diverse range of commercial construction with limited exposure to land development and other speculative projects • Continued customer demand to finance CRE development, especially in larger markets in footprint • 10 largest CRE exposures represent 7.1% of total CRE and average $25.6 million 1.3% 0.9% 0.8% 0.1% 0.0% 0.1% FY11 FY12 FY13 FY14 FY15 FYTD16 $32.10 $21.59 $18.96 $1.73 $0.63 $0.50

FHLB & Other Borrowings - 0.66% WA Cost Securities sold under agreements to repurchase - 0.33% WA Cost Subordinated debentures and subordinated notes payable - 3.87% WA Cost U.S. Treasuries 17% U.S. Agencies 4% GNMA 52% Other MBS 24% States and political subdivisions 3% Corporate debt 0% Investments & Borrowings 16 • Recent reinvestments have continued to transition to a portfolio composition more similar to U.S. peers over time • Investment portfolio weighted average life of 3.0 years as of June 30, 2016 and yield of 1.84% for the quarter ended June 30, 2016, an increase of 4 basis points compared to the prior quarter • Borrowings portfolio had a cost of 0.98% for the quarter ended June 30, 2016 Investment Portfolio Borrowings & Weighted Average Cost Highlights

Iowa / Kansas / Missouri 29.7% South Dakota and Other 26.7% Nebraska 27.8% Arizona / Colorado 15.4% North Dakota / Minnesota 0.4% Non-interest- bearing demand 21.3% NOW, MMDA and savings 61.9% Time certificates $250K+ 3.0% Other time certificates 13.8% Deposits 17 Portfolio Segmentation by Type Portfolio Over Time ($MM) Geographic Diversification NOTE: South Dakota and Other deposits include a small amount of deposits managed by our Corporate staff. Portfolio transformation away from time deposits and significant business deposit growth At September 30 of each fiscal year unless otherwise noted. $848 $1,076 $1,199 $1,303 $1,368 $1,802 $2,532 $3,037 $3,602 $4,005 $4,638 $5,252 $2,891 $2,771 $2,147 $1,744 $1,380 $1,426 $6,272 $6,885 $6,948 $7,052 $7,387 $8,480 FY11 FY12 FY13 FY14 FY15 3QFY16 Non-interest-Bearing Interest-Bearing Demand Time

Tangible equity net of DTAs and AOCI, $895.1 , 84% Eligible trust- preferred securities, $77.1 , 7% Eligible ALLL, $64.2 , 6% Eligible subordinated debt, $35.0 , 3% Capital 18 Summary Excess Capital Priorities Capital Ratios Total Capital Composition ($MM) • Attractive dividend of $0.14 quarterly (yield of 1.8% based on avg. closing price during the quarter) (1) • All regulatory capital ratios remain above regulatory minimums to be considered “well capitalized” • Strong relationships with regulators at holding company and bank level (1) Future dividends subject to Board approval Attractive Acquisitions Share Buybacks Increased / Special Dividends 1 2 3 Ratio Well Capitalized Minimum Difference to Well Capitalized Tier 1 capital 10.9% 8.0% 2.9% Total capital 12.0% 10.0% 2.0% Tier 1 leverage 10.0% 5.0% 5.0% Common equity tier 1 10.0% 6.5% 3.5% Tangible common equity / tangible assets 8.3% - - Risk-weighted assets ($MM) 8,986$ Ratio Well Capitalized Minimum Difference to Well Capitalized Tier 1 capital 11.1% 8.0% 3.1% Total capital 11.8% 10.0% 1.8% Tier 1 leverage 10.1% 5.0% 5.1% Common equity tier 1 11.1% 6.5% 4.6% Risk-weighted assets ($MM) 8,992$ Great Western Bancorp, Inc. Great Western Bank

Fixed, $3,188 , 37% Fixed (swapped), $1,073 , 13% Floating (no floor), $3,165 , 37% Floating (floor), $1,123 , 13% Other, $(24), 0% -2.00% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% -100 bps +100 bps +200 bps +300 bps +400 bps Estimated Increase (Decrease) in Annualized Adjusted Net Interest Income Immediate Gradual Interest Rate Sensitivity 19 Summary Loan Portfolio Behavior ($MM) Sensitivity Modeling • Average floor is 72 bps out of the money • Floating: 59% Prime, 22% 5yr Tsy, 19% all other • Management believes the balance sheet is well-prepared for a range of interest rate actions, but is modestly asset sensitive • Internal budgeting and planning assumes a flat rate environment with any lift from rate increases viewed as potential upside • Investment portfolio weighted average life of 3.0 years • Relatively short average tenor of the loan portfolio (1.3 years at June 30, 2016) due to: • Higher proportion of 12-month revolving lines of credit in line with business and agriculture lending focus • Certain fixed-rate loans with original terms greater than 5 years are swapped to floating

$219 $288 $310 $396 $139 $126 $184 $238 $358 $414 $494 $634 5.6% 6.1% 6.7% 7.4% FY13 FY14 FY15 3Q FY16 Watch Loans Substandard Loans % of Total Loans Asset Quality 20 Highlights Net Charge-offs / Average Total Loans Strong Credit QualityWatch & Substandard Loans ($MM) • Ratio of ALLL / total loans was 0.75% at June 30, 2016 compared to 0.82% at March 31, 2016 and 0.77% at June 30, 2015, with the reduction primarily a result of acquiring loans during the quarter with no carryover of ALLL • Nonaccrual loans increased by $53.2 million during the quarter primarily due to a small number of known exposures that had already been identified as “Substandard” • Loans graded “Watch” and “Substandard” increased $62.3 million and $15.4 million, respectively, during the quarter 0.27% 0.65% 0.88% 0.54% 0.44% 0.14% 0.13% 0.08% FY09 FY10 FY11 FY12 FY13 FY14 FY15 3Q FY16 (Ann.) 2.76% 2.03% 1.16% 0.93% 1.26% 42.4% 43.3% 60.2% 83.8% 59.4% FY12 FY13 FY14 FY15 3Q FY16 NALs / Total Loans Reserves/NALs Quarterly increase in Watch and Substandard loans driven by acquired loans

$- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 Year-end balance (left axis) Annual amortization (right axis) Goodwill & Intangible Assets 21 Goodwill ($MM) Other Intangible Assets ($MM) (1) (1) Balances and amortization expense at September 30 and for the respective fiscal years. Amounts for fiscal years 2016 – 2018 are forecast based on existing intangible assets and could change materially based on future acquisitions. • Majority (84%) of goodwill on GWB’s balance sheet resulted from the acquisition of GWB by NAB and was pushed down to GWB’s balance sheet • Recognizing an impairment, which management does not currently believe exists, is the only opportunity to eliminate the “inherited” goodwill • Existing intangible assets and related amortization have become minimal • Future M&A activity could generate additional assets and amortization expense NAB acquisition of GWB $622.4 HF Financial, $40.7 GWB acquisitions pre-IPO $75.4

Income Statement Summary

3.95% -0.02% -0.04% -0.01% 3.99% 0.02% 0.01% $86.2 $93.6 3.95% 3.95% 3.92% 3.97% 3.70% 3.74% 3.67% 3.74% 3Q FY15 3Q FY16 FY 15 YTD FY 16 YTD Net Interest Income (FTE) NIM (FTE) Adjusted NIM (FTE) (1) Chart excludes changes related to loans and derivatives at fair value which netted $(7.7) million for the quarter. Dollars in thousands. (2) Adjusted NIM (FTE) is a non-GAAP measure. See appendix for reconciliations. Revenue 23 Revenue Highlights Net Interest Income ($MM) and NIM NIM Analysis Noninterest Income (1) (2) • Net interest income (FTE) increased by 9% compared to 3QFY15 driven primarily by a 9% increase in average interest earning assets between the two periods • NIM (FTE) remained steady at 3.95% and adjusted NIM (FTE) (2) was 4 basis points higher compared to 3QFY15, primarily as a result of changes in asset mix • Noninterest income decreased 9% compared to 3QFY15, primarily driven by credit charges related to loans at FV • Service charges and other fees increased by $2.7 million driven primarily by higher interchange income Service charges and fees, $12,316 Wealth management fees, $1,807 Mortgage banking income, net, $1,669 Gain on security sales, $134 Other, $898 $252.9 $269.5

$49.0 $137.4 $12.2 $12.9 $46.4 $61.2 $142.0 $150.3 46.4% 58.8% 48.8% 50.0% 3Q FY15 3Q FY16 FY15 YTD FY16 YTD Noninterest expense Acquisition expense Efficiency Ratio Expenses, Provision & Earnings 24 Highlights Provision for Loan Losses ($MM) Noninterest Expense ($MM) Net Income ($MM) Total noninterest expense and efficiency ratio increases driven by one- time acquisition expenses • Efficiency ratio (1) was 58.8% for the quarter compared to 46.4% for 3QFY15 • Elevated because of $12.2 million of one-time expenses related to the HF Financial acquisition • Provision for loan losses increased 22% compared to 3QFY15; ALLL coverage decreased to 0.75%, a reduction of 2 basis points compared to June 30, 2015, resulting from acquiring loans with no carryover of ALLL. The gross ALLL increased by $2.3 million compared to March 31, 2016 $4.4 $5.4 $17.4 $11.9 3Q FY15 3Q FY16 FY15 YTD FY16 YTD $29 $34 $30 $31 $26 $75 $88 1.18% 1.38% 1.23% 1.24% 1.00% 1.04% 1.16% 3Q FY15 4Q FY15 1Q FY16 2Q FY16 3Q FY16 FY15 YTD FY16 YTD Net Income Adjusted net income ROAA(1) Efficiency ratio and adjusted net income are non-GAAP measures. See appendix for reconciliations.

Proven Business Strategy 25 Focused Business Banking Franchise with Agribusiness Expertise Risk Management Driving Strong Credit Quality Attract and Retain High-Quality Relationship Bankers Invest in Organic Growth While Optimizing Footprint Deepen Customer Relationships Strong Profitability and Growth Driven by a Highly Efficient Operating Model Strong Capital Generation and Attractive Dividend Explore Accretive Strategic Acquisition Opportunities

Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward- looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, and the interest rate environment, beyond fiscal year 2016 are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties, including those related to the recently- completed merger with HF Financial Corp., that could cause actual results to differ materially from those expressed. All forward- looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and other periodic filings with the SEC, including its Quarterly Reports on Form 10-Q for the periods ended December 31, 2015 and March 31, 2016, and all risk factors associated with the recently completed acquisition of HF Financial Corp. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Non-GAAP Financial Measures: This presentation contains non-GAAP measures which our management relies on in making financial and operational decisions about our business and which exclude certain items that we do not consider reflective of our business performance. We believe that the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. These non-GAAP measures should be considered in context with our GAAP results. A reconciliation of these non-GAAP measures appears in our earnings release dated July 28, 2016 and in Appendix 1 to this presentation. Our earnings release and this presentation are available in the Investor Relations section of our website at www.greatwesternbank.com. Our earnings release and this presentation are also available as part of our Current Report on Form 8-K filed with the SEC on July 28, 2016. Explanatory Note: In this presentation, all financial information presented refers to the financial results of Great Western Bancorp, Inc. combined with those of its predecessor, Great Western Bancorporation, Inc. Disclosures 26

Appendix 1 Non-GAAP Measures

Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the 9 Months Ended		At or for the 3 Months Ended				
	06/30/16	06/30/15	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
Adjusted net income and adjusted earnings per share:							
Net Income	$ 87,495	$ 75,253	$ 26,360	$ 30,674	$ 30,461	$ 33,812	$ 28,832
Add: acquisition expenses	12,950	-	12,179	771	-	-	-
Add: tax effect at 38%	(4,921)	-	(4,628)	(293)	-	-	-
Adjusted net income	**$ 95,524**	**$ 75,253**	**$ 33,911**	**$ 31,152**	**$ 30,461**	**$ 33,812**	**$ 28,832**
Weighted average diluted common shares outstanding	55,993,011	57,929,188	57,176,705	55,408,876	55,393,452	56,215,947	57,959,202
Earnings per share	$ 1.56	$ 1.30	$ 0.46	$ 0.55	$ 0.55	$ 0.60	$ 0.50
Adjusted earnings per share - diluted	$ 1.71	$ 1.30	$ 0.59	$ 0.56	$ 0.55	$ 0.60	$ 0.50
Cash net income and return on average tangible common equity:							
Net Income	$ 87,495	$ 75,253	$ 26,360	$ 30,674	$ 30,461	$ 33,812	$ 28,832
Add: Amortization of intangible assets	2,239	6,402	822	708	709	708	1,776
Add: Tax on amortization of intangible assets	(660)	(660)	(220)	(220)	(220)	(220)	(220)
Cash net income	**$ 89,074**	**$ 80,995**	**$ 26,962**	**$ 31,162**	**$ 30,950**	**$ 34,300**	**$ 30,388**
Average common equity	$ 1,506,740	$ 1,456,174	$ 1,567,372	$ 1,488,398	$ 1,464,450	$ 1,456,372	$ 1,476,556
Less: Average goodwill and other intangible assets	712,049	708,799	727,707	703,866	704,576	705,284	706,526
Average tangible common equity	**$ 794,691**	**$ 747,375**	**$ 839,665**	**$ 784,532**	**$ 759,874**	**$ 751,088**	**$ 770,030**
Return on average common equity	7.8%	6.9%	6.8%	8.3%	8.3%	9.2%	7.8%
Return on average tangible common equity	15.0%	14.5%	12.9%	16.0%	16.2%	18.1%	15.8%

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Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the 9 Months Ended		At or for the 3 Months Ended				
	06/30/16	06/30/15	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):							
Net interest income	$ 263,947	$ 248,072	$ 91,652	$ 86,338	$ 85,957	$ 85,425	$ 84,538
Add: Tax equivalent adjustment	5,522	4,798	1,905	1,791	1,826	1,778	1,704
Net interest income (FTE)	269,469	252,870	93,557	88,129	87,783	87,203	86,242
Add: Current realized derivative gain (loss)	(15,832)	(16,005)	(5,005)	(5,175)	(5,652)	(5,637)	(5,416)
Adjusted net interest income (FTE)	**$ 253,637**	**$ 236,865**	**$ 88,552**	**$ 82,954**	**$ 82,131**	**$ 81,566**	**$ 80,826**
Average interest-earning assets	$9,061,896	$8,624,469	$9,528,576	$8,892,465	$8,764,649	$8,693,471	$8,756,244
Net interest margin (FTE)	3.97%	3.92%	3.95%	3.99%	3.98%	3.98%	3.95%
Adjusted net interest margin (FTE)	3.74%	3.67%	3.74%	3.75%	3.73%	3.72%	3.70%
Adjusted net interest income and adjusted yield (fully-tax equivalent basis), on Non ASC 310-30 loans:							
Interest income	$ 263,930	$ 244,783	$ 91,829	$ 86,534	$ 85,567	$ 84,835	$ 83,094
Add: Tax equivalent adjustment	5,522	4,798	1,905	1,791	1,826	1,778	1,704
Interest income (FTE)	269,452	249,581	93,734	88,325	87,393	86,613	84,798
Add: Current realized derivative gain (loss)	(15,832)	(16,005)	(5,005)	(5,175)	(5,652)	(5,637)	(5,416)
Adjusted interest income (FTE)	**$ 253,620**	**$ 233,576**	**$ 88,729**	**$ 83,150**	**$ 81,741**	**$ 80,976**	**$ 79,382**
Average Non ASC 310-30 loans	$7,489,534	$6,816,785	$7,903,860	$7,371,600	$7,193,143	$7,108,598	$6,995,340
Yield (FTE)	4.81%	4.90%	4.77%	4.82%	4.83%	4.83%	4.86%
Adjusted yield (FTE)	4.52%	4.58%	4.52%	4.54%	4.52%	4.52%	4.55%

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Non-GAAP Measures

Great Western Bancorp, Inc.

	At or for the 9 Months Ended		At or for the 3 Months Ended				
	06/30/16	06/30/15	06/30/16	03/31/16	12/31/15	09/30/15	06/30/15
Efficiency Ratio:							
Total revenue	$ 290,686	$ 272,913	$ 100,749	$ 95,339	$ 94,601	$ 94,474	$ 94,543
Add: Tax equivalent adjustment	5,522	4,798	1,905	1,791	1,826	1,778	1,704
Total revenue (FTE)	**$ 296,208**	**$ 277,711**	**$ 102,654**	**$ 97,130**	**$ 96,427**	**$ 96,252**	**$ 96,247**
Noninterest expense	$ 150,297	$ 141,959	$ 61,222	$ 44,855	$ 44,220	$ 44,835	$ 46,430
Less: Amortization of intangible assets	2,239	6,402	822	708	709	708	1,776
Tangible noninterest expense	**$ 148,058**	**$ 135,557**	**$ 60,400**	**$ 44,147**	**$ 43,511**	**$ 44,127**	**$ 44,654**
Efficiency ratio	50.0%	48.8%	58.8%	45.5%	45.1%	45.8%	46.4%
Tangible common equity and tangible common equity to tangible assets:							
Total stockholders' equity	$ 1,640,511	$ 1,487,851	$ 1,640,511	$ 1,509,202	$ 1,475,516	$ 1,459,346	$ 1,487,851
Less: Goodwill and other intangible assets	751,217	705,634	751,217	703,508	704,217	704,926	705,634
Tangible Common Equity	**$ 889,294**	**$ 782,217**	**$ 889,294**	**$ 805,694**	**$ 771,299**	**$ 754,420**	**$ 782,217**
Total Assets	$11,453,222	$9,764,159	$11,453,222	$ 9,942,295	$ 9,957,215	$ 9,798,654	$ 9,764,159
Less: Goodwill and other intangible assets	751,217	705,634	751,217	703,508	704,217	704,926	705,634
Tangible Assets	**$10,702,005**	**$ 9,058,525**	**$10,702,005**	**$ 9,238,787**	**$ 9,252,998**	**$ 9,093,728**	**$ 9,058,525**
Tangible common equity to tangible assets	8.3%	8.6%	8.3%	8.7%	8.3%	8.3%	8.6%
Tangible book value per share:							
Total stockholders' equity	$ 1,640,511	$ 1,487,851	$ 1,640,511	$ 1,509,202	$ 1,475,516	$ 1,459,346	$ 1,487,851
Less: Goodwill and other intangible assets	751,217	705,634	751,217	703,508	704,217	704,926	705,634
Tangible Common Equity	**$ 889,294**	**$ 782,217**	**$ 889,294**	**$ 805,694**	**$ 771,299**	**$ 754,420**	**$ 782,217**
Common shares outstanding	58,693,499	57,886,114	58,693,499	55,245,177	55,244,569	55,219,596	57,886,114
Tangible book value per share	$ 15.15	$ 13.51	$ 15.15	$ 14.58	$ 13.96	$ 13.66	$ 13.51

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Appendix 2 Accounting for Loans at FV and Related Derivatives

Loans at FV and Related Derivatives 32 Overview Summary • For certain loans with an original term greater than 5 years with a fixed rate to the customer, GWB has entered into equal and offsetting fixed-to-floating interest rate swaps with two US counterparties (prior to NAB’s divestiture NAB London was the counterparty; all swaps have been novated to a US counterparty) • Total size of the portfolio was $1.16 billion at June 30, 2016 • GWB has elected the Fair Value Option (ASC 825) on these loans and applies a similar treatment to the related derivatives: • Changes in the fair value of the loans and the derivatives and the current period realized cost (benefit) of the derivatives (i.e., the net pay fixed/receive floating settlement) are recorded in earnings through noninterest income • This differs significantly from most peers who have elected Hedge Accounting treatment • The historical election is irrevocable so the concept will be present for the foreseeable future in GWB’s financial statements even if different accounting elections are made on future originations • Management presents non-GAAP measures and is including the supplemental disclosures here to provide more clarity on the underlying economics Net increase (decrease) in fair value of loans at fair value Net realized and unrealized gain (loss) on derivatives Net Relationship Notes Increase (decrease) in FV related to interest rates 16,920$ (16,920)$ -$ (1) Increase (decrease) in FV related to credit (2,722)$ -$ (2,722)$ (2) Current period realized cost of derivatives -$ (5,005)$ (5,005)$ (3) Subtotal, loans at FV and related derivatives 14,198$ (21,925)$ (7,727)$ (4) (1) (2) (3) (4) Income Statement Line Item: Management records an adjustment for credit risk in noninterest income based on loss history for similar loans, adjusted for an assessment of existing market conditions for each loan segment. The FV adjustment related to credit is not included in the ALLL but loans are included in the ALLL coverage ratio denominator. Equal and offsetting each period. Changes in the FV of each financial asset and liability driven by current compared to contractual rates. Current period actual cost of fixed-to-float interest rate swaps. Within non-GAAP financial measures, management reclassifies this component to interest income, resulting in adjusted interest income, adjusted net interest income and adjusted NIM, reflecting the underlying economics of the transactions. All else equal, this drag on earnings will reduce as short-term LIBOR rates increase. While US GAAP mandates the presentation of these items in noninterest income, management believes the residual net amount economically represents the net credit exposure of this segment of the portfolio - presented as a "credit-related charge" in the earnings release and elsewhere (see note (2)) - and the current period derivative cost which should be analyzed relative to gross interest income received from the loan customers (see note (3)) as presented in non-GAAP measures.